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                                                                  EXHIBIT 10.47



                            T&W FINANCIAL CORPORATION
                         1997 DIRECTOR STOCK GRANT PLAN


         1. Purpose. The purpose of this Director Stock Grant Plan (the "Plan") is to enable T&W Financial Corporation, a Washington corporation (the "Company"), to attract and retain as non-employee directors individuals with superior training, experience and ability and to provide additional incentive to such non-employee directors by giving them an ownership interest in the Company.


         2. Shares Subject to the Plan. The maximum number of shares covered under the Plan shall not exceed 10,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock").

         3. Administration. Subject to the express provisions of the Plan, the Plan shall be administered by the Board of Directors of the Company. The Board of Directors shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder, to adopt rules and regulations for the administration of the Plan, and to otherwise carry out the terms of the Plan. The interpretation of any provisions of the Plan by the Board of Directors shall be final.

         The Board of Directors shall have no authority or discretion as to (i) the eligibility of persons who are to receive stock under the Plan, (ii) the number of shares under the Plan, or (iii) the timing of grants of stock under the Plan. All of these matters are specifically governed by the provisions of the Plan.

                  3.1 Delegation to a Committee. The Board of Directors may delegate to a committee of the Board of Directors any or all of its authority for administration of the Plan and, if such delegation occurs, all references to the Board of Directors in this Plan shall be deemed references to the committee to the extent provided in the resolution establishing the committee.

         4. Duration of the Plan. The Plan shall be effective as of the date the Plan is approved by the Company's Board of Directors ("Board"), provided that the Plan is approved by the shareholders of the Company. The Plan shall continue in effect until the earlier of (a) ten years from the date of the first grant of Common Stock hereunder or (b) the termination of the Plan by action of the Board. The Board shall have the right to suspend or terminate the Plan at any time.

         5. Grants of Common Stock. Each individual who is a director of the Company at each special, quarterly or annual meeting of the Company's Board, and who attends such meeting in its entirety, and who has not been acting as an officer of the Company or any of its subsidiaries during the 12 months preceding such




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special or annual meeting date (such a director, an "Eligible Director") shall be granted fifty (50) shares of Common Stock (the "Shares") effective as of the date of such meeting. The Company shall issue and deliver, not less frequently than annually, a certificate registered in the name of the Eligible Director evidencing the Shares.

         6. Amendment of Plan. The Board may at any time and from time to time modify or amend this Plan in such respect as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason, provided, however, that the provisions of Section 5 hereof with respect to the number of shares of Common Stock granted to directors shall not be amended more than once every six months.

         7. Approvals. The obligations of the Company under this Plan shall be subject to the approval of such state or federal authorities or agencies, if any, as may have jurisdiction in the matter. Shares shall not be issued unless the issuance and delivery of the shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Internal Revenue Code of 1986, as amended, the respective rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by the Company's counsel to be necessary to the lawful issuance of any shares hereunder shall relieve the Company of any liability for the nonissuance or sale of such shares. The Board may require any action or agreement by a director receiving a grant of Common Stock pursuant to the Plan as may from time to time be necessary to comply with the federal and state securities laws. The Company shall not be obligated to register Common Stock granted under the Plan.

         8. Limitation as to Directorship. Neither the Plan, nor the granting of Common Stock under the Plan, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that a nonemployee director has a right to continue as a director of the Company for any period of time.





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